UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2006

Pathogenics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-123431	43-2078278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Derby Street, Suite 200, Hingham, MA	02043
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-556-1090

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2006, Pathogenics, Inc. (the "Company") entered into a patent License Agreement (the "License Agreement") with Acuity Pharmaceuticals, Inc. ("Acuity"), a Delaware corporation. As part of the License Agreement, Acuity gains exclusive worldwide development and commercialization rights to N-Chlorotaurine, or NCT, a novel anti-infective compound for the treatment of ophthalmic diseases and infections, such as viral conjunctivitis, bacterial conjunctivitis and herpetic keratitis. Acuity is now responsible for clinical development, regulatory activities and commercialization of this compound in ophthalmic indications. The Company retains the exclusive worldwide rights to NCT for all indications other than ophthalmic applications. As consideration for the License Agreement, Acuity paid the Company an up-front licensing fee, and is obligated to pay minimum annual license fees, as well as potentially multiple millions of dollars worth of development milestones and royalties.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated April 19, 2006

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathogenics, Inc. (Registrant)
April 19, 2006 (Date)	/s/ FREDERIC P. ZOTOS Frederic P. Zotos President and Chief Executive Officer

Exhibit Index
99.1	Press release dated April 19, 2006